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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 18, 1997

                     OCCIDENTAL PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)




           DELAWARE                  1-9210            95-4035997
  (State or other jurisdiction     (Commission      (I.R.S. Employer
        of incorporation)          File Number)     Identification No.)


           10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
           (Address of principal executive offices)     (ZIP code)

             Registrant's telephone number, including area code:
                              (310) 208-8800



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Item 5.   Other Events
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LEGAL PROCEEDINGS - RECENT DEVELOPMENTS

     In 1991, Continental Trend Resources ("CTR") obtained a jury verdict against OXY USA in the U.S. District Court for the Western District of Oklahoma for $269,000 in actual damages and $30 million in punitive damages for tortious interference with contract. The verdict has been on appeal since 1991, during which time interest on the original verdict has been accruing. In November 1996, the 10th Circuit Court of Appeals reduced the punitive damage award to $6 million. In June 1997, OXY USA paid CTR $9.5 million as a final settlement of this case.

      The Registrant has been informed by the SEC that it is conducting a private, formal investigation into the matters that were the subject of the internal inquiry by the Registrant described in a "Wall Street Journal" article on May 12, 1997. Other agencies may also seek information on the internal inquiry. The Registrant is cooperating with the SEC in its conduct of this investigation.

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                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            OCCIDENTAL PETROLEUM CORPORATION
                                      (Registrant)




DATE: July 22, 1997         S. P. Dominick, Jr.
                            --------------------------------
                            S. P. Dominick, Jr.,  Vice
                            President and Controller
                            (Chief Accounting and Duly
                            Authorized Officer)



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